UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2005

Canglobe International Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-27737	77-0454856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 2440, 10303 Jasper Avenue, Edmonton, Alberta, Canada	T5J 3N6

(Address of principal executive offices) (Zip Code)

(780) 428-6002

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Agreement

(a)

Canglobe International Inc. (“Canglobe”) is the nominee of Lavallee Financial Corporation and has entered into an Offer to Purchase agreement (the “Agreement”) to acquire the assets and business of Cristallo Holdings Inc. (“Cristallo”)

1)	The date on which this Agreement was executed on April 8, 2005. Cristallo is a non-related third party.

2)	The purchase price is payable as follows:
i.

Canglobe offered and agreed to purchase certain lands containing an industrial biomedical waste facility situated in the Village of Beiseker, Alberta; the buildings located on the lands; and the equipment, parts, tools, systems, licenses, customer and supplier information and lists, all customer and supplier contracts and unfulfilled orders, all books and records necessary for the operation of the industrial waste facility, all licenses, intellectual property rights, patents, computer equipment, computer hardware and software, telephone system, office supplies and furniture, trailer units and all other items and fixtures on the lands and necessary to operation the industrial biomedical waste facility; free and clear of all liens encumbrances, notifications, charges, adverse claims or interests.

ii.	Canglobe paid:
	1.	CAD$50,000 as a deposit to be held in trust and credited to the Purchase price upon closing of the transaction or to be returned to the Purchaser if the Vendor does not complete the transaction.
	2.	CAD$1.4 million on Closing (this is to financed through a first mortgage on the assets acquired);
3.

CAD$550,000 by way of a second mortgage back to the Vendor with simple interest at the rate of six (6%) percent per annum by (5) equal consecutive monthly installment of CAD$100,000 commencing January 1, 2006 and CAD$50,000 on May 1, 2006. Interest shall be paid monthly.

	4.	CAD$2,000,000 by delivery of 2,000,000 shares of restricted common stock of Canglobe.
iii.	The Closing Date shall be July 1, 2005 or such other date as may be agreed upon between the parties.
iv.	The Purchaser’s obligations to complete this transaction on the Closing Date shall be subject to:

1.	Purchaser obtaining financing satisfactory to it in its sole discretion;
2.	Purchaser satisfaction as to title of Lands, zoning, and surveyor’s certificate, including for and content of the permitted encumbrances;
3.	Purchaser satisfaction with respect to the mechanical fitness of the equipment;
4.	Purchaser arranging satisfactory non-competition agreements with the Vendor and all key personnel relating to the operation of the industrial biomedical waste facility;
5.

Purchaser satisfying itself with respect to an environmental inspection, impact study and report on the property in compliance with all Federal, Provincial, and Municipal laws, all licensing and regulations relating to the disposal of hazardous biomedical waste and that the property does not contain hazardous substances, materials or conditions;

6.	Purchaser arranging satisfactory employment contracts with all key personnel;
7.	Purchaser obtaining (through permitted assignment for the Vendor or directly from the applicable municipal, provincial or federal authority) all licenses, permits and approvals required to run the Beiseker facility for its intended use as a waste incineration plant, including but limited to the incineration of biomedical waste;

8.	Purchaser obtaining satisfactory insurance; and
9.	Purchaser being satisfied with the audited financial statements of Cristallo Engineering Technologies Inc.

(b)

In order to Close on this transaction, the Canglobe must either raise CAD$1.4 million or obtain a mortgage for this amount. Furthermore, the Company must repay the Vendor CAD$550,000 at the rate of CAD$100,000 per month commencing January 1, 2006 until the CAD$550,000 is fully paid.

Section 2 - Financial Information - to be filed on upon receipt of the audited financial statements which will be within 4 days of Closing.

Section 3 - Securities and Trading Markets – not applicable

Section 4 - Matters Related to Accountants and Financial Statements – not applicable

Section 5 - Corporate Governance and Management – not applicable

Section 6 - [Reserved] not applicable

Section 7 - Regulation FD – Press releases were issued in connection with the acquisition and have been attached as Exhibits.

Section 8 - Other Events – not applicable

Section 9 - Financial Statements and Exhibits- Financial Statements and Proformas to be filed upon receipt of the audited financial statements which is expected to be within 60 days.

Item 9.01 Financial Statements and Exhibits:

a)	Financial Statements of the business acquired. – to be filed upon receipt of the audited financial statements will be within 4 days of Closing.
b)	Pro forma financial information – to be filed upon upon receipt of the audited financial statements which is will be within 4 days of Closing.

c)	Exhibits - The following Exhibits are attached:
1)	Offer to Purchase between Cristallo Holdings Inc. and Lavallee Financial Corporation or its Nominee dated April 8, 2005.
2)	Report dated April 11, 2005
3)	Report dated April 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANGLOBE INTERNATIONAL INC.

(Registrant)

Date: April 27, 2005	__/s/________________________
David Alexander
Director/Secretary